SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

October 17, 2006
Date of Report (Date of earliest event reported)

METALDYNE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-12068	38-2513957
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

47659 Halyard Drive, Plymouth, Michigan 48170
(Address of principal executive offices)

(734) 207-6200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communication s pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

As previously disclosed, Metaldyne Corporation ("Metaldyne") has entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 31, 2006, by and among Metaldyne, Asahi Tec Corporation, a Japanese corporation (“Asahi Tec”), and Argon Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Asahi Tec (“Acquisition Sub”), pursuant to which Acquisition Sub will merge into Metaldyne (the “Merger”) and Metaldyne, as the surviving corporation of the Merger, will become a wholly-owned subsidiary of Asahi Tec. The necessary stockholder approval for the Merger has been obtained.

Metaldyne also recently disclosed that it and Asahi Tec are engaged in discussions with each other and their respective advisors concerning whether, in light of financial market and industry conditions, the tender offer for Metaldyne's senior subordinated notes contemplated by the Merger Agreement should be pursued on the previously contemplated basis or at all in connection with the Merger. Metaldyne, Asahi Tec and their respective advisors have been contacted by representatives of certain of Metaldyne’s senior noteholders and senior subordinated noteholders subsequent to the announcement of the Merger seeking additional information concerning Metaldyne’s plans with respect to the outstanding Metaldyne notes and indicating an unwillingness to participate in the contemplated tender and related consent, based on available information. With Metaldyne’s permission, Asahi Tec’s financial advisor will be providing a presentation to these representatives and certain noteholders concerning the proposed transaction. The presentation indicates that an alternative being considered is to undertake consent solicitations with respect to the outstanding notes without making any tender offer and to utilize cash that would have been used for a tender offer to reduce the senior secured bank commitments for the transactions. The content of any meetings is expected to be consistent with the presentation. The presentation does not constitute proxy soliciting materials. The visual presentation is furnished herewith as Exhibit 99.1.

There can be no assurance that the conditions to the Merger or the related financings will be satisfied or waived. If Metaldyne and Asahi Tec were to alter their original plans with respect to tender offers for Metaldyne debt securities, it could not only alter the required amount and sources of financing for the Merger and related transactions, including the amount of new senior term debt, but also require modifications of the provisions of the Merger Agreement and other related transaction agreements. No decision to alter the original plans with respect to the notes has yet been reached. There can be no assurance that Metaldyne or Asahi Tec would be able to obtain the agreement of any person required to effect any such modifications, which could include sources of financing in addition to the various parties to the transaction documents.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is furnished herewith:

Exhibit 99.1	Visual Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 17, 2006

METALDYNE CORPORATION

By:   /s/ Jeffrey M. Stafeil
         Name:  Jeffrey M. Stafeil
         Title:    Executive Vice President
                      and Chief Financial Officer